Exhibit 10.2

February 25, 2011

Via Hand Delivery
530 Regency Drive Associates, L.P.
c/o The Hankin Group
707 Eagleview Boulevard
Exton, PA  19341

Attention:  Robert S. Hankin, President

Re:           Notice of Exercise of Option to Purchase under Lease Agreement dated December 17, 2010 (the “Lease”) between 530 Regency Drive Associates, L.P. (“Landlord”) and West Pharmaceutical Services, Inc. (“Tenant”)

Dear Mr. Hankin:

Pursuant to Section 43(a) of the Lease, Tenant hereby exercises its Option to Purchase the Leased Property pursuant to the terms and conditions of the Lease.  This letter shall serve as Tenant’s Option Notice, as such term is defined under the Lease.

Should you have any questions, please feel free to contact me.

Very truly yours,

Enclosure

cc:    Edward J. Hollin, Esquire
                 Bart I. Mellis, Esquire